EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated August 27, 2010 relating to the financial statements and financial statement schedule of OSI Systems, Inc., and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2010.

/s/ MOSS ADAMS LLP

Los Angeles, California
April 27, 2011